SAUCONY, INC.
                               13 Centennial Drive
                                Peabody, MA 01960



                                                 September 9, 2004



Dear Michael Umana:

     On August 2, 2004 Saucony, Inc., a Massachusetts corporation ("Saucony"), announced publicly that it has retained the services of Chestnut Securities, Inc. to advise it as to its strategic alternatives. These strategic alternatives may include a Change in Control (as defined below) of Saucony.

     Saucony desires to assure itself as to the continued availability of your services while it assesses and, in its discretion, negotiates and implements these strategic alternatives. In addition, should Saucony decide to pursue a Change in Control, Saucony desires to provide you with additional incentive to assist with and facilitate such a transaction. Therefore, subject to the terms of, and as further provided for in, this letter agreement (this "Agreement"), Saucony desires to offer and pay to you retention bonuses in the event it completes a Change in Control on or prior to December 31, 2005.

Duties

     As part of this Agreement, you agree to (1) perform all of your current duties, as well as any other duties assigned to you pursuant to your role at Saucony, in a professional and businesslike manner and (2) assist with and facilitate in a constructive manner Saucony's assessment, negotiation and implementation of various strategic alternatives Saucony may, in its discretion, choose to pursue, including, without limitation, a Change in Control. You agree that you will not interfere, directly or indirectly, by any act or failure to act, with any Change in Control or any other strategic alternative.

Change in Control

     If Saucony completes a Change in Control on or prior to December 31, 2005 and you have remained continuously employed full-time by Saucony at all times from the date of this Agreement through the date of such Change in Control and have performed your duties as described above, (i) Saucony will pay you a retention bonus of $150,000 in a lump sum (reduced by any applicable withholding taxes) within 30 days after it completes such Change in Control and (ii) all options to purchase Saucony's capital stock granted to you with the specific approval of Saucony's Board of Directors (which options by their terms do not automatically vest upon the occurrence of such Change in Control) will automatically vest as to 50% of the unvested shares subject thereto at such time (with such 50% acceleration applied pro rata to all future vesting dates under each such option). If, in addition to such continuous full-time employment through the date of such Change in Control, you remain continuously employed full-time by Saucony during the period ending six months after Saucony completes such Change in Control (the "Post-Closing Period"), or your employment at Saucony is terminated during the Post-Closing Period by Saucony without Cause (as defined below) or by you for Good Reason (as defined below), Saucony will pay you an additional retention bonus of $150,000 in a lump sum (reduced by any applicable withholding taxes) within 30 days after the end of the Post-Closing Period (or, if earlier, the date of your termination).

     Nothing in this Agreement imposes any requirement on Saucony to assess, negotiate, enter into or complete a Change in Control or any other strategic alternative.

     As used herein:

     (a) "Cause" means (i) your willful misconduct in connection with your employment or your failure to perform your material employment responsibilities, which is not cured after notice and a reasonable opportunity (not to exceed 20 days) to cure, or (ii) your conviction of, or your entry of a pleading of guilty or nolo contendere to, any crime involving moral turpitude or any felony.

     (b) "Change in Control" means the acquisition by any person, corporation or other entity (other than an Exempt Person (as defined below)) of
          (i) beneficial ownership of capital stock of Saucony representing a greater than 50.0% interest in the shares of Saucony's capital stock entitled to vote generally in the election of directors, by means of stock purchase, merger or other business combination (other than a merger or other business combination with the primary purpose of changing Saucony's jurisdiction of organization or a reorganization or restructuring with the primary purpose of implementing a holding company or other structure), or (ii) all or substantially all of the assets of Saucony; provided, that, such an acquisition of beneficial ownership of capital stock, or all or substantially all of the assets, of Saucony by the resulting, surviving or acquiring person, corporation or other entity in a merger or other business combination (including, without limitation, an acquirer of all or substantially all of the assets of Saucony) with Saucony (or an affiliate of such a resulting, surviving or acquiring person, corporation or other entity) pursuant to which the stockholders of Saucony immediately prior to such merger or other business combination beneficially own at least a majority of the capital stock of such resulting, surviving or acquiring person, corporation or other entity (or an affiliate of such resulting, surviving or acquiring person, corporation or other entity) immediately following such merger or business combination shall not be deemed to be a Change in Control.

     (c)  "Exempt Person" means John H. Fisher,  Charles A. Gottesman or Merrill
          F. Gottesman (each, a "Significant Stockholder") or any ancestor, descendent, spouse, sibling or spouse of a sibling of a Significant Stockholder or any entity affiliated with any Significant Stockholder.

     (d) "Good Reason" means (i) a reduction in your annual base salary as in effect on the date Saucony completed the relevant Change in Control,
          (ii) a change in the location at which you perform your principal duties for Saucony to a new location more than 30 miles from the location at which you performed your principal duties for Saucony on the date Saucony completed the relevant Change in Control or (iii) a material diminution of your overall authority or responsibilities from those customarily assigned to [a/an] [For M.U.: executive; for S.W. and M.J.: senior] vice president of Saucony. Notwithstanding the occurrence of any event described in clauses (i), (ii) or (iii) of the immediately preceding sentence, such occurrence shall not be deemed to constitute Good Reason if, within 20 days of your written notice to Saucony describing in reasonable detail the occurrence of such event (the "Good Reason Notice"), such event has been corrected (and any termination of your employment for Good Reason based upon the occurrence of such event shall not be effective until the date 21 days after your delivery to Saucony of the Good Reason Notice).

Taxes

     Any payments under this Agreement shall be made without regard to whether the deductibility of such payments (or any other payments contingent upon a change in control as such terms are defined for purposes of Section 280G ("Section 280G") of the Internal Revenue Code of 1986, as amended (the "Code") to or for your benefit (collectively, "Change in Control Payments")) would be limited or precluded by Section 280G and without regard to whether such payments (or any other Change in Control Payments) would subject you to the federal excise tax levied on certain "excess parachute payments" under Section 4999 of the Code; provided, that, if the total of all Change in Control Payments to or for your benefit, after reduction for all federal, state and local taxes (including the tax described in Section 4999 of the Code, if applicable) with respect to such payments (the "Total After-Tax Payments"), would be increased by the limitation or elimination of any payments under this Agreement or any Change in Control Payments under other agreements or arrangements between you and Saucony, then the amounts payable under this Agreement (or the Change in Control Payments under such other agreements or arrangements as Saucony and you shall mutually determine) shall be reduced to the extent, and only to the extent, necessary to maximize the Total After-Tax Payments. The determination as to whether and to what extent the payments under this Agreement (or the Change in Control Payments under such other agreements or arrangements) are required to be reduced in accordance with the preceding sentence shall be made at Saucony's expense by a certified public accounting firm designated by Saucony's Board of Directors prior to a Change in Control. In the event of any underpayment or overpayment under this Agreement (or such other agreements or arrangements) as determined by the firm designated in accordance with the preceding sentence, the amount of such underpayment or overpayment shall promptly be paid to you or refunded to Saucony, as the case may be, with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

     At Saucony's request, direction and expense, Wilmer Cutler Pickering Hale and Dorr LLP is performing an analysis of the effects under Section 280G of this Agreement and other arrangements between you and Saucony to identify possible tax planning and other alternatives for you and Saucony; it being understood that this process may not result in the reduction of your potential liability, if any, under Section 280G and that Saucony is not committing to enter into any additional arrangements for the purpose of limiting your 280G liability.

Assignment

     This Agreement binds Saucony, its successors or assigns, and your heirs and the personal representatives of your estate. Without Saucony's prior written consent, you may not assign or delegate this Agreement or any or all rights, duties, obligations, or interests under it. References in this Agreement to Saucony applicable to any time following a Change in Control include, if applicable in the context, Saucony's successor, assign or acquirer in connection with such Change in Control.

At-Will Employment

     Nothing in this Agreement changes the at-will nature of your employment by Saucony. Without limiting the foregoing, if your employment by Saucony terminates prior to the completion of a Change in Control for which Saucony would otherwise be obligated to pay you a retention bonus or accelerate the vesting of any stock options pursuant to this Agreement, Saucony will not be required to pay you any retention bonus or accelerate the vesting of any stock options, regardless of the circumstances of the termination of your employment, whether the termination was with Cause (including, without limitation, your failure to perform your obligations set forth in this Agreement under the heading "Duties" or otherwise) or without Cause or whether the termination was at your or Saucony's election. In addition, if your employment by Saucony terminates following a Change in Control and prior to the end of any Post-Closing Period for which Saucony would otherwise be obligated to pay you a retention bonus pursuant to this Agreement, Saucony will not be required to pay you such retention bonus if your employment at Saucony is terminated during the Post-Closing Period by Saucony for Cause or by you without Good Reason.

Release and Non-Disparagement

     (a) In partial consideration of Saucony's agreement to pay to you retention bonuses subject to and on the terms and conditions set forth in this Agreement:

          (i) You hereby fully, forever, irrevocably and unconditionally release and discharge Saucony, its directors, officers, stockholders, affiliated entities, agents, employees and representatives (the "Released Parties"), from any and all claims, causes of action, agreements, promises, liabilities, obligations and expenses ("Claims"), of every kind and nature, whether arising from any act, omission, misrepresentation or otherwise, and whether based on any federal, state or other law or right of action at law or in equity, and whether foreseen or unforeseen, matured or unmatured, known or unknown, that you ever had or now have against any and all of the Released Parties, including, without limitation, any and all Claims arising out of or relating to your employment with Saucony; provided, that, nothing in this paragraph (i) shall release or discharge any Claim (w) for salary, personal, sick or vacation time or other benefits accrued and unpaid through the date of this Agreement,
               (x) for stock options granted to you with the specific approval of Saucony's Board of Directors, (y) arising out of facts or circumstances occurring after the date of this Agreement, or (z) relating to the enforcement of this Agreement.

          (ii) You  understand  and  agree  that you  will  not make any  false, disparaging or derogatory statements to any person or entity regarding Saucony or any of its directors, officers, stockholders, affiliated entities, agents, employees or representatives or about Saucony's business affairs or financial condition; provided, that, nothing in this clause (ii) will preclude you, if requested by Saucony to speak candidly to a prospective party to a strategic alternative under consideration by Saucony, from making truthful statements to such prospective party responsive to questions from such prospective party.

     (b) As a condition to your receipt of the first retention payment and the accelerated vesting of stock options described under the caption "Change in Control" above, you agree to execute a release in the form attached as Annex A hereto reaffirming the release that you provided to Saucony in paragraph (a) above through the effective date of the Change in Control.

General

     All notices under this Agreement must be in writing and delivered, if to Saucony, to its Chief Executive Officer at its principal place of business, and if to you, at the most recent address for you set forth in Saucony's personnel records. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and, except for agreements evidencing options to purchase Saucony's capital stock granted to you with the specific approval of Saucony's Board of Directors (the "Existing Options"), supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto in respect of the subject matter contained herein; and any prior agreement of the parties hereto in respect of the subject matter contained herein (other than the Existing Options), including, without limitation, any prior retention agreement or any prior agreement providing for bonus payments in connection with a change in control, is hereby terminated and cancelled. The laws of the Commonwealth of Massachusetts (other than its conflict of laws provisions) govern this Agreement. Each of Saucony and you hereby waives any right to trial by jury in any proceeding arising out of or relating to this Agreement.

     If you accept the terms of this Agreement, please sign below and return a copy to Hal J. Leibowitz, Esq., Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, MA 02109, by no later than 5:00 p.m. (Eastern Time) on September 10, 2004. We encourage you to consult with any advisors you choose.

                                                     Very truly yours,

                                                     SAUCONY, INC.


                                                     By:  /s/ John H. Fisher
                                                          Name: John H. Fisher
                                                          Title: CEO



I accept and agree to the terms set forth in this Agreement:


/s/ Michael Umana                                    Dated:  September 9, 2004
Michael Umana

                                     Annex A


                                     Release


     The undersigned and Saucony, Inc., a Massachusetts corporation ("Saucony"), have entered into a retention agreement dated September 9, 2004 (the "Retention Agreement"). Pursuant to the Retention Agreement, the undersigned is entitled under certain circumstances to a retention payment and to the acceleration of stock options in the event of a Change in Control of Saucony (as defined in the Retention Agreement) on or prior to December 31, 2005. A Change in Control of Saucony has occurred and the undersigned has otherwise satisfied the requirements to receive the first retention payment and the acceleration of stock options described in the Retention Agreement under the caption "Change in Control." However, as a condition to the undersigned's receipt of such payment and to the acceleration of stock options, the undersigned is required to deliver this release (the "Release") to Saucony. The undersigned therefore agrees as follows:

     (i) The undersigned hereby fully, forever, irrevocably and unconditionally releases and discharges Saucony, its directors, officers, stockholders, affiliated entities, agents, employees and representatives (the "Released Parties"), from any and all claims, causes of action, agreements, promises, liabilities, obligations and expenses ("Claims"), of every kind and nature, whether arising from any act, omission, misrepresentation or otherwise, and whether based on any federal, state or other law or right of action at law or in equity, and whether foreseen or unforeseen, matured or unmatured, known or unknown, that the undersigned ever had or now has against any and all of the Released Parties, including, without limitation, any and all Claims arising out of or relating to the undersigned's employment with Saucony; provided, that, nothing in this paragraph (i) shall release or discharge any Claim (w) for salary, personal, sick or vacation time or other benefits accrued and unpaid through the date of this Release, (x) for stock options granted to the undersigned with the specific approval of Saucony's Board of Directors, (y) arising out of facts or circumstances occurring after the date of this Release, or
          (z) relating to the enforcement of the Retention Agreement.

     (ii) The undersigned understands and agrees that he will not make any false, disparaging or derogatory statements to any person or entity regarding Saucony or any of its directors, officers, stockholders, affiliated entities, agents, employees or representatives or about Saucony's business affairs or financial condition.

     The laws of the Commonwealth of Massachusetts (other than its conflict of laws provisions) govern this Release. The undersigned hereby waives any right to trial by jury in any proceeding arising out of or relating to this Release.

     The undersigned accepts and agrees to the terms set forth in this Release:


                                               Dated:  _________ ____, 200_
____________________________
Michael Umana